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             AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION


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                               TABLE OF CONTENTS

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1.   TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR SHARES OF THE
       ACQUIRING FUND AND ASSUMPTION OF LIABILITIES, IF ANY; LIQUIDATION OF THE
       ACQUIRED FUND........................................................................  1

2.   CLOSING AND CLOSING DATE...............................................................  3

3.   REPRESENTATIONS AND WARRANTIES.........................................................  3

4.   COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND..................................  9

5.   CONDITIONS PRECEDENT TO OBLIGATIONS OF ADMIRAL FUNDS................................... 10

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE JAMES TRUST................................. 12

7.   FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE JAMES TRUST AND ADMIRAL FUNDS....... 13

8.   ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES............................................... 16

9.   TERMINATION............................................................................ 16

10.  AMENDMENT.............................................................................. 16

11.  NOTICES................................................................................ 17

12.  HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT...................................... 17

13.  BROKERAGE FEES AND EXPENSES............................................................ 17
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     AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION ("Agreement") is made as of the 30th day of April, 1998 by and between the James Advantage Funds (the
"James Trust"), an Ohio business trust on behalf of its sole series, which will adopt the name "The Golden Rainbow Fund" (the "Acquiring Fund") and Flagship
Admiral Funds Inc., a Maryland corporation (the "Admiral Funds"), on behalf of its series, The Golden Rainbow A James Advised Mutual Fund (the "Acquired
Fund"). The Acquiring Fund maintains its principal place of business at 1349
Fairground Road, Beavercreek, Ohio 45385. The Acquired Fund maintains its principal place of business at 333 West Wacker Drive, Chicago, Illinois 60606.

     This Agreement is intended to be, and is adopted as, a plan of reorganization (the "Reorganization") pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The Reorganization will be effected by (i) transferring all of the Acquired Fund's assets to the Acquiring Fund, in exchange for the Acquiring Fund assuming all of the Acquired Fund's liabilities and duties and issuing to the Acquired Fund the number of shares of the Acquiring Fund equal to the number and value of shares of the Acquired Fund; (ii) the Acquired Fund distributing to each shareholder of the Acquired Fund, Acquiring Fund shares (including fractional shares) equal in number and value to the shares held by each Acquired Fund shareholder; and (iii) the cancellation of the outstanding shares of the Acquired Fund and the subsequent termination of the Acquired Fund. The cancellation of the outstanding shares of the Acquired Fund will be effected pursuant to an amendment to the charter of Admiral Funds to be adopted by Admiral Funds in accordance with the Maryland General Corporation Law.

     In consideration of the covenants and agreements set forth herein, the parties covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR SHARES OF THE ACQUIRING FUND AND ASSUMPTION OF LIABILITIES, IF ANY; LIQUIDATION OF THE ACQUIRED FUND.

     1.1 Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to sell, assign, transfer and deliver to the Acquiring Fund, as of the close of business on the Closing Date (the "Effective Time"), all of its assets as set forth in paragraph 1.2, free and clear of all liens and encumbrances, except as otherwise provided herein, and in exchange therefor the Acquiring Fund agrees (a) to assume all of the liabilities, if any, of the Acquired Fund, as set forth in paragraph 1.3 and (b) to issue and deliver to the Acquired Fund, for distribution to the Acquired Fund's shareholders in accordance with paragraph 1.4, the number of shares of the Acquiring Fund ("Acquiring Fund Shares") equal to the aggregate number and value of shares (including fractional shares) of the Acquired Fund of the class designated Class A then outstanding ("Acquired Fund Shares"), all determined in the manner and as of the date and time provided in paragraph 2. Such transactions shall take place at the closing provided for in paragraph 2.1 (the "Closing").

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     1.2  Except as otherwise provided herein, as of the Effective Time, the
          Acquiring Fund shall acquire the assets of the Acquired Fund (consisting without limitation of all cash, cash equivalents, portfolio securities, receivables (including interest and dividends receivable) and any deferred or prepaid expenses shown as assets) as set forth in the Statement of Net Assets referred to in paragraph 6.3 as of the Closing Date, claims and rights of action and rights to registered shares under applicable securities laws. The Acquired Fund has no plan or intent to sell or otherwise dispose of any of its assets, other than in the ordinary course of business.

     1.3 Except as otherwise provided herein, as of the Effective Time, the Acquiring Fund will assume from the Acquired Fund all debts, liabilities, obligations and duties of the Acquired Fund of whatever kind or nature, whether absolute, accrued, contingent or otherwise, arising in the ordinary course of business, whether or not determinable as of the Effective Time and whether or not specifically referred to in this Agreement.

     1.4 On the Closing Date, the Acquired Fund will liquidate and distribute to its common shareholders of record determined as of the Effective Time, Acquiring Fund Shares received by the Acquired Fund pursuant to paragraph 1.1 equal in number and value to Acquired Fund Shares then owned by a shareholder, in exchange for and cancellation of the shareholder's Acquired Fund Shares. Acquiring Fund Shares will be issued so that the Acquired Fund's shareholders will receive Acquiring Fund Shares of the class designated Class A. Such liquidation and distribution will be accomplished by opening accounts on the books of the Acquiring Fund in the names of the shareholders of the Acquired Fund and crediting to each account the number of Acquiring Fund Shares equal to the number and value of Acquired Fund Shares owned of record by the shareholder at the Effective Time. As of the Effective Time, all outstanding shares of the Acquired Fund shall simultaneously be canceled on the Acquired Fund's share transfer books. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares.

     1.5 Any transfer taxes payable upon issuance of Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund shares surrendered in exchange therefor on the books of the Acquired Fund as of that time shall be paid by the person to whom such Acquiring Fund Shares are to be issued as a condition to the registration of such transfer.

     1.6 Any reporting responsibility of the Acquired Fund with the Securities and Exchange Commission (the "Commission"), or any state securities commission is and shall remain the responsibility of the Acquired Fund up to and including the Closing Date.

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     1.7  Promptly following the Effective Time, the Acquired Fund will terminate and Admiral Funds shall take any further reasonable actions necessary to effectuate the Reorganization.

     1.8 The Admiral Funds agrees that any rights it has to the use of the name "The Golden Rainbow Fund A James Advised Mutual Fund" or any derivation thereof shall immediately terminate at Closing, except as shall be required by the Admiral Funds to effectuate the purpose of this Agreement. Notwithstanding the preceding sentence, the Admiral Funds may use such name after the Effective Time for routine filing purposes or where otherwise required by a third party unrelated to or unaffiliated with the Admiral Funds, and the Admiral Funds shall not be required to amend its Charter or By-Laws in respect of this paragraph 1.8.

2.   CLOSING AND CLOSING DATE

     2.1 The Closing Date shall be on such date as the parties may agree in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the Effective Time unless otherwise provided. The Closing shall be at such place as the parties may agree.

     2.2 State Street Bank, as custodian for the Acquired Fund, shall deliver to the Acquiring Fund at the Closing a certificate of an authorized officer stating that (a) the Acquired Fund's portfolio securities, cash and any other assets have been transferred in proper form to the Acquiring Fund's Custodian on the Closing Date and (b) all necessary taxes, if any, have been paid, or provision for payment has been made, in conjunction with the delivery of portfolio securities.

     2.3 The Acquired Fund shall deliver to the Acquiring Fund on or prior to the Liquidation Date a list of the names, addresses and taxpayer identification numbers of its shareholders and the number of outstanding Acquired Fund Shares owned by each such shareholder (the "Shareholder Lists"), all as of the Effective Time, certified by the Secretary or Assistant Secretary of the Acquired Fund. The Acquiring Fund shall issue and deliver to the Acquired Fund at the Closing a confirmation or other evidence satisfactory to the Acquired Fund that Acquiring Fund Shares have been or will be credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, receipts and other documents as such other party or its counsel may reasonably request to effect the transactions contemplated by this Agreement.

3.   REPRESENTATIONS AND WARRANTIES

     3.1  Admiral Funds represents and warrants as follows:

          3.1.1 Admiral Funds is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the power
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                 to own all of its properties and assets and, subject to
                 approval of the shareholders of the Acquired Fund, to carry out the Agreement.

          3.1.2 Admiral Funds is an open-end diversified management investment company duly registered under the Investment Company Act, and such registration is in full force and effect. The Acquired Fund is a duly established and designated series of Admiral Funds.

          3.1.3 Admiral Funds is not, and the execution, delivery and performance of this Agreement will not result, in violation of any Maryland law or any provision of the Charter or By-Laws of Admiral Funds or of any material agreement, indenture, instrument, contract, lease or other undertaking to which Admiral Funds is a party or by which Admiral Funds is bound.

          3.1.4 Admiral Funds has no material contracts or other commitments with respect to the Acquired Fund (except this Agreement) that will not be terminated on or prior to the Closing Date without any liability or penalty to the Acquired Fund or the Acquiring Fund.

          3.1.5 No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to Admiral Funds' knowledge, threatened against the Acquired Fund or any of its properties or assets. Admiral Funds knows of no facts that might form the basis for the institution of such proceedings, and Admiral Funds is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business relating to the Acquired Fund or its ability to consummate the transactions herein contemplated.

          3.1.6 The audited Statement of Net Assets, Statement of Operations, Statement of Changes in Net Assets, Financial Highlights and Portfolio of Investments of the Acquired Fund at June 30, 1997 and for the period then ended and the unaudited Statements of Net Assets, Statements of Operations, Statements of Changes in Net Assets, Financial Highlights and Portfolios of Investments of the Acquired Fund at December 31, 1997 and for the periods then ended (copies of which have been furnished to the Acquiring Fund) have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly, in all material respects, the financial condition of the Acquired Fund as of such date, and there are no known material liabilities of the Acquired Fund (contingent or otherwise) not disclosed therein.

          3.1.7 Since June 30, 1997, there has not been any materially adverse change in the Acquired Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one

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                 year from the date such indebtedness was incurred, except as set forth in Schedule 3.1.7. For the purposes of this paragraph 3.1.7, a decline in net asset value or net asset value per share of the Acquired Fund as a result of changes in the value of investments held by the Acquired Fund or a distribution or payment of dividends shall not constitute a materially adverse change.

          3.1.8 All federal, state and other tax returns and reports of the Acquired Fund required by law to have been filed or furnished by the date hereof have been filed or furnished, and all federal, state and other taxes, interest and penalties shown as due on said returns and reports have been paid insofar as due, or provision has been made for the payment thereof, and, to the best of Admiral Funds' knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns or reports.

          3.1.9 The Acquired Fund has qualified as a regulated investment company under Subchapter M of the Internal Revenue Code (a "RIC") for each of its taxable years and intends to so qualify for the current taxable year.

          3.1.10 The authorized capital of the Acquired Fund consists of 100,000,000 common shares, par value $.001 per share, of which 21,250,000 are a sub-class designated as "The Golden Rainbow A James Advised Mutual Fund - Class A" ("Class A Shares"). All issued and outstanding shares of the Acquired Fund are Class A Shares, and are duly and validly issued and outstanding, fully paid and non-assessable. All issued and outstanding shares of the Acquired Fund will, at the time of the Closing, be held by the persons and in the amounts set forth in the applicable Shareholder List submitted to the Acquiring Fund in accordance with the provisions of paragraph 2.3. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of the Acquired Fund, nor is there outstanding any security convertible into shares of the Acquired Fund.

          3.1.11 At the Closing Date, the Acquired Fund will have good and marketable title to the assets to be transferred to the Acquiring Fund pursuant to paragraph 1.1 and full right, power and authority to sell, assign, transfer and deliver such assets hereunder free of any liens or other encumbrances, and, upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto.

          3.1.12 The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of Admiral Funds (including the determinations required by Rule 17a-8(a) under the Investment Company Act of 1940 (the "Investment Company Act")) and by all necessary action,

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                 other than approval by the shareholders of the Acquired Fund, on the part of Admiral Funds, and, subject to shareholder approval, this Agreement constitutes a valid and binding obligation of Admiral Funds enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general available principles.

          3.1.13 The information furnished and to be furnished by Admiral Funds for use in applications for exemptive orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby is, and shall be, accurate and complete in all material respects and is in compliance, and shall comply, in all material respects with applicable federal securities and other laws and regulations.

          3.1.14 On the Closing Date, the Acquired Fund's Prospectus and Statement of Additional Information and, at the time of the Special Meeting of the Acquired Fund's shareholders, the proxy statement prepared in accordance with the terms of the Transfer Agreement dated April 30, 1998 by and between James Investment Research, Inc. and Nuveen Advisory Corp. (the "Proxy Statement") insofar as it refers to the Admiral Fund and the Acquired Fund (a) will comply in all material respects with the provisions and regulations of the Securities Exchange Act of 1934, (the "1934 Act") the Securities Act of 1933 (the "1933 Act") and the Investment Company Act and the rules and regulations thereunder and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph 3.1.14 shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information furnished by the Acquiring Fund for use therein.

          3.1.15 No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Admiral Funds of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act and the Investment Company Act, and such as may be required under state laws and the filing and acceptance for record of articles of transfer under Maryland law.

          3.1.16 There are no broker's or finder's fees payable on behalf of the Acquired Fund in connection with the transactions provided for herein.

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          3.1.17 The Acquiring Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

     3.2  The James Trust represents and warrants as follows:

          3.2.1 The James Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Ohio and has the power to own all of its properties and assets and to carry out the Agreement.

          3.2.2 The James Trust is an open-end diversified management investment company that has filed a Form N-1A with the Commission.

          3.2.3 The James Trust is not, and the execution, delivery and performance of this Agreement will not result, in any violation of Ohio law or any provision of the Declaration of Trust or By-Laws of the James Trust or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the James Trust is a party or by which the James Trust is bound.

          3.2.4 No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the knowledge of the James Trust, threatened against the Acquiring Fund or any of its properties or assets. The James Trust knows of no facts that might form the basis for the institution of such proceedings, and the James Trust is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business relating to the Acquiring Fund or its ability to consummate the transactions herein contemplated.

          3.2.5 The authorized capital of the Acquiring Fund consists of an unlimited number of shares of beneficial interest. Prior to the Closing Date, the Acquiring Fund has not issued any Acquiring Fund Shares (except those shares issued and redeemed pursuant to Section 7.6) and all Acquiring Fund Shares to be issued in exchange for the net assets of the Acquired Fund pursuant to this Agreement will be when so issued, duly and validly issued and outstanding, fully paid and non-assessable. Except as contemplated by this Agreement, the Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares.

          3.2.6 The execution, delivery and performance of this Agreement has been duly authorized by the Board of Trustees of the James Trust (including the determinations required by Rule 17a-8(a) under the Investment Company Act) and by all necessary action on the part of the James Trust, and this

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                 Agreement constitutes a valid and binding obligation of the
                 James Trust enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

          3.2.7 The information furnished and to be furnished by the James Trust for use in applications for exemptive orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby is, and shall be, accurate and complete in all material respects and is in compliance, and shall comply, in all material respects with applicable federal securities and other laws and regulations.

          3.2.8 On the effective date of the Registration Statement referred to in paragraph 4.5, at the time of the meeting of the Acquired Fund shareholders and on the Closing Date, the Registration Statement and the Proxy Statement, insofar as it refers to the James Trust or the Acquiring Fund (a) will comply in all material respects with the 1934 Act, the 1933 Act and the Investment Company Act and the rules and regulations thereunder and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph 3.2.8 shall not apply to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in conformity with information furnished by the Acquired Fund for use therein.

          3.2.9 No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the James Trust of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act and the Investment Company Act, and such as may be required under state laws and the filing and acceptance for record of articles of transfer under Maryland law.

          3.2.10 There are no broker's or finder's fees payable on behalf of the Acquiring Fund in connection with the transactions provided for herein.

          3.2.11 The Acquiring Fund has no plan or intention to sell or otherwise dispose of any of the assets of the Acquired Fund transferred to the Acquiring Fund pursuant to the Reorganization (the "Assets"), except for dispositions made in the ordinary course of its business as a RIC and dispositions necessary to maintain its status as a RIC, and expects to retain substantially all of the Assets in the same form as it receives them in the

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               Reorganization, unless and until subsequent investment
               circumstances reasonably suggest the desirability of change or it becomes necessary to make dispositions to maintain RIC status.

4.   COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND

     4.1 The James Trust and Admiral Funds each will operate its respective business in the ordinary course between the date hereof and the Closing Date, it being understood that the ordinary course of business will include declaring and paying customary dividends and other distributions.

     4.2 Admiral Funds will call a meeting of shareholders of the Acquired Fund to consider and act upon this Agreement and the transactions contemplated herein and to take all other action necessary to obtain approval of the transactions contemplated hereby.

     4.3 The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund's shares.

     4.4 Subject to the provisions of this Agreement, Admiral Funds and the James Trust each will take or cause to be taken all action, and will do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     4.5 Admiral Funds will prepare and file with the Commission the Proxy Statement, and the James Trust will prepare and file with the Commission an amendment to its registration statement on Form N-1A relating to the Acquiring Fund Shares to be issued hereunder (together with any amendments thereof and supplements thereto, the "Registration Statement"), in compliance in all material respects with the 1933 Act, the 1934 Act and the Investment Company Act and the rules and regulations thereunder.

     4.6 Each of Admiral Funds and the James Trust will, from time to time, as and when requested by the other, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as the other may deem necessary or desirable in order to (a) vest in and confirm to the Acquiring Fund title to and possession of all the assets of the Acquired Fund to be sold, assigned, transferred and delivered to the Acquiring Fund pursuant to this Agreement, (b) vest in and confirm to the Acquired Fund title to and possession of all the Acquiring Fund Shares to be transferred to the Acquired Fund pursuant to this Agreement, (c) assume all of the Acquired Fund's liabilities in accordance with this Agreement, and (d) otherwise to carry out the intent and purpose of this Agreement.

                                       9
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     4.7  The James Trust will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the Investment Company Act and such of the state Blue Sky or other laws as it may deem appropriate in order to continue its operations after the Closing Date.

     4.8 For a period of three years from the Closing Date, the James Trust covenants that at least 75% of the members of its board of trustees shall not be interested persons of James Investment Research, Inc. or Nuveen Advisory Corp. For a period of two years beginning immediately after the Closing, the Acquiring Fund will not enter into, participate in, or allow to continue any arrangement that would constitute an "unfair burden" within the meaning of Section 15(f) of the Investment Company Act.

     4.9 The Acquiring Fund intends to qualify as a RIC for the current taxable year.

5.   CONDITIONS PRECEDENT TO OBLIGATIONS OF ADMIRAL FUNDS

The obligations of Admiral Funds to consummate the transactions provided for herein shall, at its election, be subject to the performance by the James Trust of all the obligations to be performed by it hereunder on or before the Closing Date and the following further conditions.

     5.1 All representations and warranties of the James Trust contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

     5.2 The James Trust shall have delivered to Admiral Funds a certificate executed in its name by the President or a Vice President of the James Trust, in form and substance satisfactory to Admiral Funds and dated as of the Closing Date, to the effect that the representations and warranties of the James Trust in this Agreement are true and correct at and as of the Closing Date except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as Admiral Funds shall reasonably request.

     5.3 The Acquired Fund shall have received an opinion from Brown, Cummins & Brown Co., L.P.A., counsel to the James Trust, dated as of the Closing Date, and relying upon such opinions of other counsel and certificates of public authorities and officers of the James Trust as Brown, Cummins & Brown Co., L.P.A. deems appropriate, to the effect that:

          5.3.1 The James Trust has been duly organized and is validly existing as a business trust in good standing under the laws of the State of Ohio with requisite power and authority to own its properties and, to the knowledge of such counsel, to carry on its business as presently conducted;

          5.3.2 This Agreement has been duly authorized, executed and delivered by the James Trust and, assuming due authorization, execution and delivery of the Agreement by Admiral Funds, constitutes a valid and binding obligation of the James Trust enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

          5.3.3 The Acquiring Fund Shares to be distributed to shareholders of the Acquired Fund in an amount equal in number and value to the shares then owned by an Acquired Fund shareholder will, when issued, as contemplated by this Agreement, be validly issued and outstanding and fully paid and non-assessable (except to the extent set forth in the Proxy Statement) and free of preemptive rights;

          5.3.4 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby violate
                 (i) the James Trust's Declaration of Trust or By-Laws or (ii) any federal securities law of the United States or the laws of the State of Ohio applicable to the James Trust; provided, however, that such counsel may state that it expresses no opinion with respect to federal or state securities anti-fraud laws or fraudulent transfer laws; and provided further that, insofar as performance by the James Trust of its obligations under this Agreement is concerned, such counsel may state that it expresses no opinion as to bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights;

          5.3.5 To the knowledge of counsel (without any independent inquiry or investigation) all regulatory consents, authorizations, approvals and filings required to be obtained or made by the James Trust under the federal laws of the United States, the laws of the State of Ohio and for the consummation of the transactions contemplated by this Agreement have been obtained or made;

          5.3.6 The James Trust has been registered with the Commission as an investment company and, to the knowledge of such counsel, no order has been issued or proceeding instituted to suspend such registration; and

          5.3.7 To the knowledge of such counsel, (a) no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the James Trust or any of its properties or assets, and
                 (b) the James Trust is not a party to or subject to the provision of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business.

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

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE JAMES TRUST

The obligations of the James Trust to consummate the transactions provided for herein with respect to Admiral Funds shall, at its election, be subject to the performance by Admiral Funds of all the obligations to be performed by it hereunder on or before the Closing Date and the following further conditions:

     6.1 All representations and warranties of Admiral Funds contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

     6.2 Admiral Funds shall have delivered to the James Trust a certificate executed in its name by the President or a Vice President of Admiral Funds, in form and substance satisfactory to the James Trust and dated as of the Closing Date, to the effect that the representations and warranties of Admiral Funds in this Agreement are true and correct at and as of the Closing Date except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the James Trust shall reasonably request.

     6.3 Admiral Funds shall have delivered to the James Trust on the Closing Date a Statement of Net Assets, which Statement shall be prepared in accordance with generally accepted accounting principles consistently applied, together with a list of its portfolio securities showing the adjusted tax bases and holding periods of such securities as of the Closing Date, certified by the Treasurer of Admiral Funds.

     6.4 The James Trust shall have received an opinion from Bell, Boyd & Lloyd, special counsel to Admiral Funds relating to paragraphs 6.4.1 through 6.4.3 and 6.4.6, and from Gifford Zimmerman, Esq., Vice President and Assistant Secretary of Nuveen Advisory Corp. relating to paragraphs 6.4.4 and 6.4.5, each opinion dated as of the Closing Date and relying upon such opinions of local counsel and certificates of public authorities and officers of Admiral Funds as each deem appropriate, to the effect that:

          6.4.1 Admiral Funds has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with requisite corporate power to own its properties and, to the knowledge of such counsel, to carry on its business as presently conducted;

          6.4.2 This Agreement has been duly authorized, executed and delivered by Admiral Funds and, assuming due authorization, execution and delivery of the Agreement by James Trust, constitutes a valid and binding obligation of the Admiral Funds, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

          6.4.3 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby violate
                 (i) Admiral Funds' Charter or By-Laws or (ii) any federal securities law of the United States, the laws of the State of Illinois or the laws of the State of Maryland applicable to Admiral Funds; provided, however, that such counsel may state that it expresses no opinion with respect to federal or state securities anti-fraud laws or fraudulent transfer laws; and provided further that, insofar as performance by Admiral Funds of its obligations under this Agreement is concerned, such counsel may state that it expresses no opinion as to bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights;

          6.4.4 To the knowledge of counsel (without any independent inquiry or investigation) all regulatory consents, authorizations, approvals and filings required to be obtained or made by Admiral Funds under the federal laws of the United States, and the laws of the State of Maryland for the consummation of the transactions contemplated by this Agreement have been obtained or made;

          6.4.5 Admiral Funds has been registered with the Commission as an investment company, and, to the knowledge of such counsel, no order has been issued or proceeding instituted to suspend such registration; and

          6.4.6 To the knowledge of such counsel, (a) no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to Admiral Funds or any of its properties or assets, and (b) Admiral Funds is not a party to or subject to the provision of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business.

7. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE JAMES TRUST AND ADMIRAL FUNDS

The obligations of the James Trust and Admiral Funds hereunder are subject to the further conditions that on or before the Closing Date:

     7.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite votes of (a) the Board of Trustees of the James Trust and the Board of Directors of Admiral Funds, including the determinations required by Rule 17a-8(a) under the Investment Company Act and (b) the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of Admiral Funds' Charter and By-Laws, and each of James Trust and Admiral

          Funds shall have delivered certified copies of the resolutions evidencing such approvals to the other.

     7.2 On the Closing Date no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

     7.3 All consents of other parties and all consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky or securities authorities, including "no-action" positions of such federal or state authorities) deemed necessary by the James Trust or Admiral Funds to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a materially adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund; provided that either party hereto may waive any part of this condition as to itself.

     7.4 The Registration Statement shall have become effective under the 1933 Act, and no stop order suspending the effectiveness thereof shall have been issued, and, to the best knowledge of the James Trust, no investigation or proceeding under the 1933 Act for that purpose shall have been instituted or be pending, threatened or contemplated.

     7.5 The James Trust and Admiral Funds shall have received an opinion of Bell, Boyd & Lloyd reasonably satisfactory to the James Trust and Admiral Funds and based upon such reasonably requested representations and warranties as requested by counsel, substantially to the effect that, for federal income tax purposes:

          7.5.1 The acquisition by the Acquiring Fund of all the assets of the Acquired Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Acquired Fund's liabilities, if any, followed by the distribution by the Acquired Fund of the Acquiring Fund Shares to the shareholders of the Acquired Fund in exchange for their Acquired Fund shares in complete liquidation of the Acquired Fund, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Internal Revenue Code, and the Acquiring Fund and the Acquired Fund each will be "a party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code;

          7.5.2 The Acquired Fund's shareholders will recognize no gain or loss upon the exchange of all of their Acquired Fund shares for Acquiring Fund Shares in complete liquidation of the Acquired Fund;

          7.5.3 No gain or loss will be recognized by the Acquired Fund upon the transfer of all its assets to the Acquiring Fund in exchange solely for Acquiring

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

                 Fund Shares and the assumption by the Acquiring Fund of the Acquired Fund's liabilities, if any, and with respect to the subsequent distribution of those Acquiring Fund Shares to the Acquired Fund shareholders in complete liquidation of the Acquired Fund;

          7.5.4 No gain or loss will be recognized by the Acquiring Fund upon the acquisition of all the Acquired Fund's assets in exchange solely for Acquiring Fund Shares and the assumption of the Acquired Fund's liabilities, if any;

          7.5.5 The basis of the assets acquired by the Acquiring Fund will be, in each instance, the same as the basis of those assets when held by the Acquired Fund immediately before the transfer, and the holding period of such assets acquired by the Acquiring Fund will include the holding period thereof when held by the Acquired Fund;

          7.5.6 The basis of the Acquiring Fund Shares to be received by the Acquired Fund's shareholders upon liquidation of the Acquired Fund will be, in each instance, the same as the basis of the Acquired Fund shares surrendered in exchange;

          7.5.7 The holding period of the Acquiring Fund Shares to be received by the Acquired Fund's shareholders will include the period during which the Acquired Fund shares to be surrendered in exchange therefor were held; provided such Acquired Fund shares were held as capital assets by those shareholders on the date of the exchange;

          7.5.8 For purposes of Section 381 of the Code, the Acquiring Fund will be treated as if there had been no Reorganization. Accordingly, the Reorganization will not result in the termination of the Acquired Fund's taxable year. The Acquired Fund's tax attributes enumerated in Section 381(c) of the Code will be taken into account by the Acquiring Fund as if there had been no Reorganization, and the part of the Acquired Fund's taxable year before the Reorganization will be included in the Acquiring Fund's taxable year after the Reorganization.

     7.6 Prior to the Closing (i) the Board of Trustees of the James Trust shall have authorized the issuance of, and the Acquiring Fund shall have issued, one Acquiring Fund Share to James Investment Research, Inc. in consideration of the payment of $1.00 for the purpose of enabling James Investment Research, Inc. to vote on the matters referred to in paragraph 7.7 and (ii) after such vote, James Investment Research, Inc. shall redeem the shares so issued.

     7.7 The James Trust (on behalf of and with respect to the Acquiring Fund) shall have entered into a Management Agreement with James Investment Research, Inc., a Distribution Agreement and a Plan of Distribution with CW Fund Distributors,

          Inc., a Transfer Agency Agreement and an Administration Agreement with Countrywide Fund Services, Inc. and a Custody Agreement with Star Bank, N.A. Each such agreement shall have been approved by James Trust's Board of Trustees and, to the extent required by law, by such of those trustees who are not "interested persons" thereof (as defined in the Investment Company Act) and by James Investment Research, Inc. as the sole shareholder of the Acquiring Fund.

8.   ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

     8.1 This Agreement constitutes the entire agreement between the James Trust and Admiral Funds.

     8.2 The representations and warranties contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall terminate at Closing.

9.   TERMINATION

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the shareholders of the Acquired Fund:

     9.1  By mutual agreement of the James Trust and Admiral Funds; or

     9.2 Upon written notice to the other party, by either the James Trust or Admiral Funds, if a condition to the obligations of the party exercising its right to terminate shall not have been met and it reasonably appears that it will not or cannot be met.

In the event of any such termination, there shall be no liability for damages on the part of either the James Trust or Admiral Funds or any Director, Trustee or officer of either the James Trust or Admiral Funds.

10.  AMENDMENT

This Agreement may be amended, modified or supplemented only in writing by the parties; provided, however, that following the shareholder's meeting called by Admiral Funds pursuant to paragraph 4.2, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be distributed to the Acquired Fund's shareholders under this Agreement without their further approval and the further approval of the Boards of Directors or Trustees of the James Trust and Admiral Funds (including the determinations required by Rule 17a-8(a) under the Investment Company Act), and provided further that nothing contained in this paragraph 10 shall be construed as requiring additional approval to amend this Agreement to change the Closing Date or the Effective Time.

11.  NOTICES

Any notice, report, demand or other communication required or permitted by any provision of this Agreement shall be in writing and shall be given by hand delivery, prepaid certified mail or overnight delivery service addressed to:

James Trust, c/o Frank James, Ph.D., James Investment Research, Inc., P.O. Box 8, Alpha, Ohio 45301.

Admiral Funds, c/o John Nuveen & Co. Incorporated, 333 West Wacker Drive, Chicago, Illinois 60606, Attention: Alan G. Berkshire.

12.  HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

     12.1 The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.2 This Agreement may be executed in any number of counterparts, each of which will be deemed an original.

     12.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     12.4 This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, and no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

     12.5 All persons dealing with the Acquiring Fund must look solely to the property of the Acquiring Fund for the enforcement of any claims against the Acquiring Fund as neither the Trustees, officers, agents or shareholders of the Acquiring Fund assume any personal liability for obligations entered into on behalf of the Acquiring Fund.

13.  BROKERAGE FEES AND EXPENSES

     13.1 The James Trust on behalf of the Acquiring Fund and Admiral Funds on behalf of the Acquired Fund each represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     13.2 In connection with the Reorganization, the Acquiring Fund will not bear any of the expenses of the Acquired Fund or its shareholders, nor will the Acquired Fund bear any of the expenses of the Acquiring Fund or its shareholders, other than expenses directly and solely related to the Reorganization.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by the President or Vice President of each party.

FLAGSHIP ADMIRAL FUNDS INC.                        THE JAMES ADVANTAGE FUNDS



By:  /s/ Gifford Zimmerman                         By:  /s/ Barry R. James
     ---------------------                              ------------------
         Gifford Zimmerman                                  Barry R. James

Its: Vice President and Secretary                  Its: President